Joint Filing Agreement

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing with the other reporting person of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $1.00 par value, of IMC Global Inc. and that this Agreement be included as an Exhibit to such joint filing.

     This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 10th day of February, 1999.




                              /s/ Pamela H. Conroy
                              ---------------------------------
                              Pamela H. Conroy
                              Senior Vice President and Treasurer
                              Institutional Capital Corporation



                              /s/ Robert H. Lyon
                              ----------------------------------
                              Robert H. Lyon
                              President
                              Institutional Capital Corporation